                                                                    EXHIBIT 10.2
                                December 19, 1997


International Satellite Communication Holding Limited
Alferez Pareja 256
1107 Buenos Aires
Argentina

Attention:  Mr. Elias Benveniste

            Re:   Full-Time Transponder Lease Agreement

Gentlemen:

      This letter agreement (the "Agreement") is made by and between PanAmSat International Systems, Inc. ("PanAmSat") and International Satellite Communication Holding Limited ("Customer"). This Agreement sets forth the terms and conditions under which PanAmSat agrees to provide, and Customer agrees to accept, up to [ ]* MHz of C-band transponder capacity from the Americas Beam of that certain Atlantic Ocean Region satellite referred to by PanAmSat as "PAS-5." In consideration of the foregoing and of the mutual promises set forth below, PanAmSat and Customer mutually agree as follows:

      1. The Service. PanAmSat agrees to provide, and Customer agrees to accept, "Service" meeting the "Service Specifications" attached hereto as Appendix B, according to the ramp-up schedule set forth in Appendix A. The initial Transponder assignment shall be Transponder #[ ]*.

      2. Interim Service. The parties agree that Customer shall be entitled to utilize [ ]* [ ]* MHz of capacity on the Pan America Beam of the "PAS-3" satellite (the "PAS-3 Capacity"), in lieu of [ ]* MHz of Customer's allocated capacity on the PAS-5 satellite. Customer shall be entitled to utilize the PAS-3 Capacity until the earlier of: (i) such time as PanAmSat obtains regulatory approval to commercialize C-band capacity from the PAS-5 satellite in Argentina, or (ii) the date that PanAmSat notifies Customer that the PAS-3 Capacity will no longer be available for use by Customer, such notice to be provided no less than sixty (60) days in advance, provided that PanAmSat will not give Customer such notice earlier than January 1, 1998, or (iii) the date that Customer notifies PanAmSat of its intention to transition services to Customer's allocated capacity on PAS-5, such notice to be provided no less than thirty (30) days in advance (in any case, the "End Date"). Upon the End Date, Customer shall have fifteen (15) to transition its services from the PAS-3 satellite to the PAS-5 satellite. In the event of a failure of the PAS-3 Capacity, Customer shall be entitled to Outage Credits in accordance with the terms of the "Transponder Service Agreement," as defined below, pro rated on a per MHz basis. Any failure of the PAS-3 Capacity shall not count
-------------------------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

as a failure for purposes of determining whether or not there has been a failure on a "Confirmed Basis," as defined in the Transponder Service Agreement. The initial Transponder assignment for the PAS-3 Capacity shall be Transponder
#[ ]*.

      The parties may agree, in writing, to increase the amount of PAS-3 Capacity provided to Customer in lieu of Customer's allocated capacity on PAS-5. In such event, the PAS-3 Capacity shall be provided in accordance with a set of revised specifications which PanAmSat shall provide to Customer upon executing an amendment to such effect.

      3. Service Date, Term. The "Service Term" of this Agreement shall commence on November 1, 1997 (the "Service Date"), and shall continue in effect until the ten (10) year anniversary of the Service Date.

      4. Service Fee. For each month of the Service Term, beginning on the Service Date, Customer agrees to pay the monthly fee set forth in Appendix A hereto (the "Service Fee"). Customer shall deposit with PanAmSat the amount of US$[ ]* on or before the execution of this Agreement (the "Deposit"), and this Deposit shall be applied to the Service Fee for the last month of the Service Term. Customer shall make each and all other payments of the Service Fee, in advance, no later than the first business day of each month of the Service Term.

      5. Taxes. Customer is solely responsible for any taxes, charges (including universal service fund contribution changes, if any), levies, duties, withholding, or usage fees (collectively "Taxes") which may be asserted by any local, state, or national government entity with respect to this Agreement, the Service, or the Service Fees, with the exception of any U.S. income taxes on PanAmSat. If any Taxes are asserted with respect to the Satellite itself, the frequencies employed, or for the point of space that it occupies and are not specifically applicable or attributable to particular transponders or payments made with respect to its use, then Customer shall be responsible for a proportionate amount, calculated as the total number of Transponders (or portion thereof) that are leased hereunder divided by the total number of Transponders on the Satellite.

      6. Taking the Satellite Out of Commercial Operation. PanAmSat may determine to take the Satellite out of commercial operation: (a) if, in PanAmSat's judgment, the remaining fuel on board the Satellite is no longer sufficient to maintain geosynchronous orbit within plus or minus 0.05 degrees, allowing sufficient fuel for de-orbiting the Satellite, or (b) one half or more of the Transponders that constitute either the C-band or Ku-band payload of the Satellite no longer meet their applicable performance specifications; provided that, for purposes of applying this provision to the Ku-band payload of PAS-5 each high-powered Ku-band Transponder (110 watts) shall be weighted as twice the value of each low-powered Ku-band Transponder (60 watts), or, (c) at any time after October 11, 2012 (the "Design Date"). In such event, PanAmSat shall promptly notify Customer of such determination and of the date the Satellite will be

-------------------------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

taken out of commercial operation. On the date that the Satellite is taken out of commercial operation, this Agreement shall automatically terminate.

      7. Right to Deny Access.

            (a) PanAmSat may deny access by Customer to the Service Transponder in any circumstance in which PanAmSat would have the right to terminate this Agreement for cause under Section 7.5 of the Transponder Service Agreement, referenced below, provided that any notice that would be required for termination under Section 7.5 is also given for any such denial access.

            (b) PanAmSat may also deny access to Customer if, in any circumstance that arises out of Customer's use of the Service, PanAmSat or any member of the "PanAmSat Group" (as defined in Section 9.3 of the Transponder Service Agreement): (A) is indicted, (B) is otherwise charged as a criminal defendant, (C) becomes the subject of any criminal proceeding, or (D) becomes the subject of any other governmental action or threat of any action by any governmental entity or representative thereof which potentially could result in the revocation, suspension, or loss of any license, ability or right to provide capacity or service to any customer or loss of any customer's right or ability to use the capacity or service provided to it. PanAmSat may also deny access to Customer if Customer's signal is being "jammed" by a third party (governmental or otherwise) and such jamming is interfering with the use or threatens the health of the Satellite; provided that PanAmSat shall, in cooperation with Customer, use all reasonable efforts through all available legal avenues to cause such jamming to be stopped as soon as possible; provided that nothing herein shall be construed so as to require either party to institute legal proceedings against any third party.

            (c) Customer shall cease transmissions to the Satellite upon notice of denial of access by PanAmSat under this Section. PanAmSat may continue to deny Customer access under this Section until any breach of the Agreement by Customer is cured and, in the case of any denial of access pursuant to clause
(b) above, until any action or threat of action is resolved in PanAmSat's favor or removed and, in each case, until assurances are given to PanAmSat's reasonable satisfaction that the matter(s) giving rise to a denial of access will not reoccur.

            (d) If it is determined by final judicial order that PanAmSat prevented Customer from accessing any or all of Service at a time when PanAmSat did not have the right to do so under this Section, then Customer shall be entitled to Outage Credits for the period during which access was denied, which shall be calculated in accordance with Section 5.2 of the Transponder Service Agreement. Except as provided in the preceding sentence, a denial of access made by PanAmSat under this Section shall not result in any Outage Credit to Customer for Service Fee payments, which shall continue to be due and payable.

      8. Orbital Location. PanAmSat constructs, launches, and operates its satellites under the authority of the United States Federal Communications Commission

("FCC"). PanAmSat has been authorized by the FCC to construct, launch and operate the Satellite in geostationary orbit at 58 degrees West Longitude (the "Planned Orbital Location). PanAmSat shall use such orbital location (or, to the extent that PanAmSat obtains FCC authority to do so, any location within five degrees of the Planned Orbital Location), unless prevented by subsequent order of the FCC, in which event PanAmSat shall use such orbital position closest to the range identified above that the FCC may designate. Until the Design Date, PanAmSat shall use all reasonable efforts to resist any move of the Satellite from outside the orbital range specified above; thereafter, PanAmSat may relocate the Satellite to any orbital location. In the event that PanAmSat changes the Satellite's orbital location, such changes shall not affect the continuing validity of this Agreement, except to the extent such change prevents PanAmSat from providing Service that meets the Service Specifications, in which event the termination provision set forth in Article 7 of the Transponder Service Agreement shall apply.

      9. Subordination. Customer acknowledges and agrees that if PanAmSat uses a Hughes Secured Transponder as a Service Transponder, the subordination provision set forth in Appendix E shall apply to this Agreement. Customer acknowledges and agrees that PanAmSat may grant security interests in the Transponders and/or the Satellite to other parties, subject to the secured party's agreement to grant quiet enjoyment in accordance with provisions that are substantially similar to those set forth in Appendix E.

      10. Terms and Conditions Incorporated by Reference. The following terms and conditions set forth in that certain Full-Time Transponder Service Agreement for Data Service Delivery (Pre-Launch) (the "Transponder Service Agreement"), entered into on the 18th day of August, 1994, as amended, are incorporated by reference and made applicable, in context, to this Agreement, except insofar as such provision may be in conflict with the terms and conditions expressly stated above, in which case the terms and conditions of this Agreement shall govern:
Sections 1.3 (Usage), 1.4 (Transmission Plan), 3.3 (Manner of Payment), 3.4 (Late Payment), Article 4 (Customer's Obligations in Using the Service), Article 5 (Outages), Article 6 (Preemptive Rights), Article 7 (Termination) (except
Section 7.4), Article 8 (Force Majeure), Article 9 (Limitation of Liability and Indemnification), Article 10 (except Sections 10.2 and 10.2A shall apply only to the PAS-3 Capacity), Article 11, Article 12, Section 13.1 (as to the PAS-3 Capacity only), Sections 13.2 and 13.3, and Article 14. References in the Transponder Service Agreement to Appendix B (Description of Satellite) and Appendix C (Service Specifications) shall, in the context of the PAS-5 Service be deemed to be references to Appendix B-1, and in the context of the PAS-3 Capacity, be deemed to be references to Appendix B-2, attached hereto. References in the Transponder Service Agreement to Appendix D (Operational Requirements) shall be deemed to be references to Appendix C hereto. Notwithstanding anything to the contrary in Section 12.3(b) of the Transponder Service Agreement, the Service may be used for U.S. domestic communications.

      11. Attachments. This Agreement shall also include the following appendix attached hereto:

      Appendix A:       Payment Schedule for I.S.C.H.
      Appendix B:       Service Specifications for PAS-5 AOR C-band

                        Americas Beam Transponders ([  ]* and [  ]* MHz
Allocation)
      Appendix B-2:     Service Specifications for PAS-3 AOR C-band
                        Pan America Beam Transponders ([  ]* MHz Allocation)
      Appendix C:       Operational Requirements
      Appendix D:       Reserved
      Appendix E:       Subordination to Hughes Aircraft Company

      Each of the parties has duly executed and delivered this Agreement as of the day and year first written above.

                              PANAMSAT INTERNATIONAL SYSTEMS INC.



                              By: ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------


                              INTERNATIONAL SATELLITE
                              COMMUNICATION HOLDING LIMITED



                              By: /s/ U. Siegfried         /s/ K. Kindle
                                  ----------------------------------------------
                              Name:   U. Siegfried          K. Kindle
                                     -------------------------------------------
                              Title:
                                     -------------------------------------------


-------------------------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

                                                                      APPENDIX A

                              PAYMENT SCHEDULE FOR
              INTERNATIONAL SATELLITE COMMUNICATION HOLDING LIMITED


                                   Total    Downlink
Start Date        Satellite* Band   MHz     Beam        Monthly Lease Fee
----------        ---------  ----   ---     --------    -----------------
November 1, 1997  PAS-5       C     [  ]*   Americas    US$[          ]*
January 1, 1998   PAS-5       C     [  ]*   Americas    US$[          ]*


-------------------------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

* As stated in Section 2, Customer shall be entitled to utilize 12 MHz of capacity from the Pan America Beam of the PAS-3 satellite in lieu of an equivalent amount of PAS-5 capacity, until the "End Date," as defined in Section 2.

                                   APPENDIX B


                         PERFORMANCE SPECIFICATIONS FOR
                               PAS-[ ]* AOR C-BAND
                           AMERICAS BEAM TRANSPONDERS
                       ([ ]* MHz and [ ]* MHz Allocations)




[


























                                                                            ]*



-------------------------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

                                   APPENDIX C
                   EARTH STATION AND OPERATIONAL REQUIREMENTS
                         FOR ANALOG AND DIGITAL SERVICES
                    VIA PAS-5 C-BAND AND KU-BAND TRANSPONDERS


1.0   INTRODUCTION

This Appendix contains the earth station requirements and associated operational procedures for transmission via C-bank and Ku-band transponders on the PAS-5 satellite.

2.0   EARTH STATION REQUIREMENTS

The earth stations used by Customer to transmit analog or digital carriers in C or Ku-Band transponders must meet the requirements listed in Section 2.0, 3.0, and 4.0.

2.1   Earth Station EIRP

For full transponder ([ ]*MHz) operations, Customer earth stations must be capable of transmitting a modulated carrier with a maximum EIRP sufficient to achieve the nominal satellite SFD given in Appendix B with a margin of at least [ ]*dB. For partial transponder allocations and services, the actual assigned operating EIRP for a given earth station will be determined by PanAmSat in consultation with Customer, taking into account the actual transponder performance and loading prior to the time of the transmission.

2.2   EIRP Stability

The EIRP in the direction of the PAS-5 satellite must, under clear sky condition, be maintained to within +/-[ ]* dB of the assigned operating EIRP (upon agreement of all users within a multi-carrier transponder and approval of PanAmSat, additional EIRP variation may be permitted). Under no circumstances may the EIRP exceed the assigned value by more than [ ]* dB.

2.3   Earth Station Transmit Gain Requirement

The gain of the transmit antenna must be sufficient to yield the maximum EIRP, as defined in SFD given in Appendix B with a margin of at least [ ]* dB (note
1). For partial transponder Section 2.1. If antenna size resulting from above requirement is excessive, PanAmSat may reduce requirement provided that adjacent satellite flux density limits are maintained. The uplink power of TV carriers, as measured at the


-------------------------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

transmit earth station antenna feed, shall not exceed TBD Watts for the full power TV/FM carriers at Ku-bank and TBD Watts for full power TV/FM carriers at C-band.

2.4   HPA Requirement

In determining the HPA size for a given earth station, it is necessary not only for Customer's transmitting earth station to meet the maximum EIRP requirements, but also to meet the emission constraints set forth in Section 3.4 and 4.2.

2.5   Antenna Sidelobes

All earth stations shall satisfy the following transmit sidelobe performance envelopes:

        G < = 29 - 25 log10((theta)) dBi       1(degrees)<   (theta) = 7(degrees)
        G < = 8 dBi,                           7(degrees)<   (theta) < = 9.2(degrees)
        G < = 32 - 25 log10 ((theta)) dBi      9.2(degrees)< (theta) < = 48(degrees)
        G < = -10 dBi,                                       (theta) > 48(degrees)

Where G is the gain of the sidelobe envelope, relative to an isotropic antenna, in the direction of the geostationary orbit and 8 is the angle in degrees between the main beam axis and the direction considered. For 8 greater than 7 degrees, the envelope may be exceeded by 10% of the sidelobes, but no individual sidelobe may exceed the envelope by more than 3 dB.

The receive sidelobes must also conform to the envelope described above to guarantee compliance with the adjacent satellite interference specification contained in Appendix B.

2.6   Transmit Earth Station Polarization

Earth stations used for PAS-5 C and Ku-bank transmissions must be linearly polarized on both the uplink and downlink (except for circularly polarized feeds for the high Power Ku-band downlink). Specific uplink and downlink polarizations are determined by transponder assignments and are further specified in Appendix
B. The earth station cross-polarization isolation must be a minimum of 30 dB within the main beam of the earth station's transmit antenna pattern.

3.0   VIDEO SERVICE REQUIREMENTS

3.1   Video Exciter Requirements

Customer may use any video exciter which meets the minimum requirements listed in Sections 3.3 through 3.5

3.2   RF Bandwidth

The RF bandwidth must be 18 MHz or less for dual video carriers transmitted simultaneously within a 36 MHz transponder. Other bandwidth restrictions may be imposed in shared transponder operation where more than two carriers are in simultaneous use. Where the Customer has full use of the Transponder (36 MHz) any RF bandwidth may be chosen.

3.3.  IF Transmit Filter

An IF filter must be provided in the transmit path for each TV/FM carrier in order to reduce video color crosstalk and to minimize adjacent transponder interference. The specific filter used for this purpose must be approved by PanAmSat in consultation with the Customer in consideration of the specific loading of the transponder.

The group delay response characteristics of the filter, while not specified by PanAmSat, should take into consideration both the total group delay of the Satellite Transponder (as specified in the attached Appendix B) as well as the group delay produced by the transmit earth station IF and RF equipment.

3.4.  Emission Constraints

The transmit earth station must be equipped and operated in such a manner that spurious emission at the output of the antenna due to all sources does not exceed 4 dBW/4 kHz outside of the assigned carrier bandwidth.

3.5.  Energy Dispersal

A low-frequency symmetrical triangular energy dispersal waveform must be added to the baseband signal prior to the FM modulator. A video signal must be present at all times and the peak-to-peak deviation of the energy dispersal modulation must be TBD MHz when video is present.

3.6   Carrier Frequency Assignments

The uplink carrier frequency for video transmission within a transponder or allocation is assigned by PanAmSat based on coordination agreements reached by PanAmSat with other networks. Earth stations must be capable of operating at any frequency within the Transponder. For analog video transmission, frequencies will be assigned to the nearest 0.250 MHz. It is recommended that all transmit earth stations further be capable of operation across the entire satellite uplink frequency band.

3.7   Audio and Data Subcarriers

Customer may add one or more audio or data subcarriers to the normal video baseband, provided that: (1) the EIRP of the composite carrier does not exceed the value specified in Appendix B; and (2) the emission constraints set forth in
Section 3.4 are met.

4.0   DATA SERVICE REQUIREMENTS

4.1   Modem Requirements

The Customer may use any digital, SCPC/PSK,, MCPC/PSK satellite modem that meets their particular requirements, subject to the following constraints which are designed to ensure excess interference is not experienced by adjacent satellites or by other users of PAS-5:

a) Digital Modems -- Scrambling must be provided to ensure that uniform spectral spreading is applied to the transmitted carrier at all times. A data scrambler built in accordance with CCITT Rec. V.35, or a functionally equivalent unit with similar spectrum spreading characteristics, must be employed.

b) SCPC and MCPC/PSK -- In general, any SCPC or MCPC/PSK modem which meets all relevant CCIR and CCITT recommendations is allowed, subject to prior approval by PanAmSat.

c) Other Modems -- The use of other modem types is subject to approval by PanAmSat.

4.2   Emission Constraints

The transmit earth station must be equipped and operated in such a manner that spurious emission at the output of the antenna due to all sources does not exceed 4 dBW/4 kHz outside of the assigned transponder bandwidth.

The EIRP density of each carrier, outside the bandwidth allocation of the transponder or partial transponder, which results from spectral regrowth due to earth station non-linearities shall be at least 26 dB below the main carrier spectral density, and shall not exceed 4 dBW in any 4 kHz band within the C- and Ku-band frequency range of the satellite.

4.3   Carrier Frequency Assignments

The assigned center frequency of each carrier will be determined by PanAmSat in consultation with the Customer. It may on occasion be necessary to change carrier frequency assignments, either to meet unforeseen changes in the Customer's requirements or to avoid mutual interference with carriers in adjacent or co-frequency transponders.

Transmitting earth stations must be capable of operating at any assigned frequency within the Transponder or allocation. For digital data transmission, frequencies will be assigned to the nearest 0.025 MHz. It is recommended that all transmit earth stations further be capable of operation across the entire satellite uplink frequency band.

Unless specifically approved by PanAmSat, the aggregate allocated bandwidth of carriers within a multi-carrier transponder or allocation should not exceed 90% of the total available bandwidth in order to provide flexibility in carrier assignments and to reduce the effects of intermodulation noise, adjacent carrier interference, co-channel interference, and adjacent satellite interference.

5.0   UPLINK REQUIREMENTS

5.1   Uplink Requirements

Before a transmit station may access a PAS-5 Transponder for video or data transmission, it must demonstrate compliance with the technical requirements set forth in Sections 2.0, 3.0, and 4.0, and with PanAmSat Access Requirements for transmission to PAS-5, to be provided by PanAmSat to the Customer and as PanAmSat may modify from time to time.

5.2   Uplink Restrictions

Except as may be permitted by PanAmSat during a coordinated test period, no earth station operator shall transmit an unmodulated carrier through a Transponder. The operation of each earth station must be in strict adherence with a transmission plan submitted by the Customer and approved by PanAmSat. Under no circumstances shall the earth station transmit an RF carrier to PAS-5 on a frequency not authorized by PanAmSat, whether or not that frequency is in use by other stations.


6.0   ADDITIONAL CONTRACTUAL REQUIREMENTS WITH RESPECT TO THE UPLINK

6.1   Non-interference Restrictions

Customer's radio transmissions to and from the Satellite shall comply with all applicable governmental laws, rules and regulations. Customer will follow established practices and procedures for frequency coordination and will not use the transponder, or any portion thereof, in a manner which would or might under standard engineering practice, interfere with the use of any other Transponder, the Satellite, or any other satellite or transponder on such satellite, or cause physical harm to the Service Transponder, any other Transponder, the Satellite, or any other in-orbit satellite or transponder on such satellite.

6.2   Customer's Transmitting Stations

Customer will configure, equip and operate its transmit facilities so that the interface of these facilities, in space, with the Satellite shall conform to the characteristics and technical parameters of the Satellite. Customer will follow PanAmSat's procedures for initiating or terminating any transmission into the Satellite. Customer will operate all transmit facilities in a manner that allows for cessation of, and will cease transmission immediately upon receiving telephone or telecopy notice from PanAmSat. Customer will furnish information on a continuing basis as required by PanAmSat to prepare for, initiate, provide, maintain and immediately discontinue the use of the Service upon notice by PanAmSat.

PanAmSat shall have the right, but not the obligation, to inspect any Customer transmit facilities, together with associated facilities and equipment. PanAmSat will use its reasonable best efforts to schedule such inspections to minimize the disruption of the operation of such facilities, and Customer shall make such facilities available for inspection at all reasonable times. Customer shall, upon PanAmSat's request, provide a measured proof that any such Customer transmit facility meets or exceeds the side envelope described in Section 2.5, above.

6.3   Interference and Preemption Notices

Customer shall maintain, at each Customer transmit facility, and shall provide PanAmSat with a telephone number that is continuously staffed, at all times during which customer is transmitting or receiving signals to or from the Satellite, and an automatic telecopy number that shall be maintained in operation and capable of receiving messages from PanAmSat, at all times. Said telephone and telecopy shall be maintained for the purpose of receiving notices from PanAmSat regarding interference or other problems arising out of the provision of Service on, or customer's or any Assignee's use of the Service Transponder, including, without limitation, any decision by PanAmSat to preempt or interrupt Service to Customer pursuant to the Agreement. It is mandatory that the person who receives such messages has the technical capability and absolute authority to immediately terminate or modify the transmission if notified by PanAmSat pursuant to the foregoing. All such notices shall be effective upon the placement of the telephone call or transmission of a telecopier message by PanAmSat to Customer. If, for any reason, Customer's telephone is not answered and its telecopier is incapable of receiving transmission, PanAmSat's notice shall be deemed to have occurred at the time it attempts to place a telephone call or transmit a telecopier message to Customer. PanAmSat shall promptly confirm telephone notices in writing.

End of Appendix C

                                                                      APPENDIX E


                    SUBORDINATION TO HUGHES AIRCRAFT COMPANY


      Subordination. Customer hereby acknowledges that this Agreement and all rights granted to Customer hereunder are subject and subordinate to a security interest and lien in favor of Hughes Aircraft Company, as same may be assigned (the "Interest") in and to Transponder 8C (and/or the proceeds from the sale or other disposition of all or any portion thereof, or any insurance that may be received by PanAmSat International Systems, Inc. as a result of any loss or destruction of, or damage to, the Transponder identified above) and to all renewals, modifications, consolidations, replacements and extensions of any security agreement, mortgage or other document reflecting any such Interest arising under that certain Satellite Purchase Contract Security Agreement (the "Hughes Security Agreement") by and between PanAmSat International Systems, Inc. and Hughes Aircraft Company; provided, that, the holder of such Interest agrees that, so long as (i) Customer is not in default under the terms and conditions of this Agreement, as to which any applicable cure period stated in this Agreement has expired, (ii) Customer shall not pay any of its obligations under this Agreement (other than a deposit of no more than two (2) months) more than thirty (30) days prior their scheduled payment date under this Agreement, (iii) after receipt of notice from the holder of the Interest of a default by PanAmSat International Systems, Inc. under the agreement providing for the Interest, this Agreement shall not be supplemented, amended or extended (except by its terms with respect to specified extension periods) or otherwise modified in any manner, (iv) after receipt of notice from a holder of the Interest, and (v) this Appendix E is not amended; Customer shall continue to have the benefits of this Agreement notwithstanding any default on the part of PanAmSat International Systems, Inc. under the agreement providing for such Interest. This clause shall be self-operative and no further document reflecting such Interest to make this subordination effective. In confirmation of such acknowledged subordination, Customer shall execute promptly any instrument or certificate which PanAmSat International Systems, Inc. or the holder of such an Interest may reasonably request.


                                       1